EXHIBIT 32.1

           CERTIFICATION FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of China Digital Wireless, Inc. (the "Company") on Form 10-QSB for the three-month period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Tai Caihua, President of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  August 20, 2004

                                                        By: /s/ Tai Caihua
                                                           ---------------------
                                                           Tai Caihua, President


         A signed original of this written statement required by Section 906 has been provided to China Digital Wireless, Inc. and will be retained by China Digital Wireless, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certificate is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.